Exhibit 99.2

Instructions To Registered Holder And/Or
Book-Entry Transfer Facility Participant
From Beneficial Owner
of
Clear Channel Worldwide Holdings, Inc.

6.5% Series A Senior Notes due 2022
144A Notes (CUSIP 18451Q AJ7 and ISIN US18451QAJ76)
Regulation S Notes (U18294 AE5 and ISIN USU18294AE53)

and

6.5% Series B Senior Notes due 2022
144A Notes (CUSIP 18451Q AK4 and ISIN US18451QAK40)
Regulation S Notes (CUSIP U18294 AF2 and ISIN USU18294AF29)

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus, dated                  , 2013, of Clear Channel Worldwide Holdings, Inc. and accompanying letter of transmittal, that together constitute Clear Channel Worldwide Holdings, Inc.’s offer to exchange up to $735,750,000 aggregate principal amount of 6.5% Series A Senior Notes due 2022 (together with the guarantees thereof, the “Series A Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, of Clear Channel Worldwide Holdings, Inc., for a like aggregate principal amount of 6.5% Series A Senior Notes due 2022 (together with the guarantees thereof, the “Outstanding A Notes”) of Clear Channel Worldwide Holdings, Inc. and up to $1,989,250,000 aggregate principal amount of 6.5% Series B Senior Notes due 2022 (together with the guarantees thereof, the “Series B Exchange Notes” and, together with the Series A Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, of Clear Channel Worldwide Holdings, Inc., for a like aggregate principal amount of 6.5% Series B Senior Notes due 2022 (together with the guarantees thereof, the “Outstanding B Notes” and, together with the Outstanding A Notes, the “Outstanding Notes”) of Clear Channel Worldwide Holdings, Inc.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offers with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount for each series):

U.S. $                                           of Outstanding A Notes

U.S. $                                           of Outstanding B Notes

With respect to the exchange offers, the undersigned hereby instructs you (check appropriate box):

☐           TO TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

☐	TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $                                           of Outstanding A Notes

U.S. $                                           of Outstanding B Notes

☐           NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired pursuant to the applicable exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) the undersigned is not an “affiliate” of Clear Channel Worldwide Holdings, Inc. within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the applicable Exchange Offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a person in the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Outstanding Notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns such Outstanding Notes tendered and is entitled to tender such Outstanding Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer such tendered Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Outstanding Notes, and that, when the same are accepted for exchange, Clear Channel Worldwide Holdings, Inc. will acquire good and marketable title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE
Name of beneficial owner(s) (please print):_______________________________________________________

Signature(s):_____________________________________________________________________________

Address:________________________________________________________________________________

Telephone Number:________________________________________________________________________

Taxpayer Identification Number or Social Security Number:___________________________________________

Date:___________________________________________________________________________________